EnDevCo, Inc.

PROXY STATEMENT

THIS PROXY STATEMENT CONTAINS INFORMATION FOR CONSIDERATION BY THE ENDEVCO, INC. SHAREHOLDERS. PLEASE READ THE PROXY STATEMENT IN ITS ENTIRETY BEFORE TAKING ANY ACTION WITH RESPECT TO THE PROPOSAL PRESENTED HEREIN.

SEPTEMBER 1, 2004

The accompanying proxy is solicited by the Board of Directors of EnDevCo, Inc. to the owners of common shares, par value $0.00 per share (the "Common Shares") of EnDevCo, Inc., a Texas Corporation (the "Corporation"), for use at the annual meeting of shareholders (the "Annual Meeting") to be held at 3000 Richmond, Suite 370, Houston, Texas 77098, on Friday October 15, 2004 at 9:30 A.M. local time, and at any and all adjournments thereof.  Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and to vote in person.  Any shareholder giving such proxy has the right to revoke it at any time before it is voted.  A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Corporation or by executing a new proxy bearing a later date, or by voting in person at the meeting.  A proxy when executed and not so revoked, will be voted in accordance therewith.  All expenses in connection with the solicitation of proxies will be borne by the Corporation.

The notice date of this Proxy Statement is September 1, 2004.  This Proxy Statement and the accompanying proxy ballot card are first being sent or given to the Corporation's common shareholders on or about September 15, 2004.

ITEMS OF BUSINESS

The Board of Directors of the Corporation has identified several items of business that will be brought before the shareholders for approval.  These items are:

     1)      Elect one (1) director to the Board of Directors for a term of three (3) years.

     2)      Approval to implement a reverse share split.

     3)      Ratification of the appointment of Clyde Bailey, PC as the Corporation's independent accountants for fiscal 2004.

     4)     Approval to increase the number of authorized Series "A" Preferred Shares to ten (10) million shares.

     5)     Approval to require all common shareholders to exchange their existing common share certificates for new common share certificates registered in the Corporation's current name, EnDevCo, Inc.

     6)     Transact such other business, including consideration of shareholder proposal(s), as may properly come before the meeting and any adjournment thereof.

VOTING SECURITIES

Record Date/Closing Books

The Board of Directors of the Corporation has fixed the close of business on September 10, 2004 as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting.  As of September 10, 2004, the Corporation had 188,000,000 outstanding Common Shares and 4,676,943 Series "A" Preferred Shares entitled to vote. In order for your shares to be voted, you must hold your shares as of the record date. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Corporation is necessary to constitute a quorum at the meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.  If a quorum is present, the vote of a majority of shares represented in person or by proxy will be required to approve the matters to be voted upon.

 Shareholders Entitled to Vote / Quorum

The presence in person or by proxy of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum at the meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.  Abstentions and/or broker non-votes will be included in the votes necessary to determine a quorum, however abstentions and/or broker non-votes will not be counted with respect to the election of directors (for directors, the choice is limited to "For" or  "Withhold").

A majority of votes "present and entitled to vote" will determine the outcome of the election of each nominee for the Board of Directors.

Proxy Solicitation

Proxies will be solicited by the Corporation, utilizing traditional methods of mailing proxy materials to all shareholders of record as of the record date.  All expenses in connection with the solicitation of proxies will be borne directly by the Corporation.  The Corporation expects the total expenses for this proxy solicitation not to exceed $50,000.

Voting Your Proxy

You may attend the Annual Meeting and vote your shares in person if you are registered on the books and records of the Corporation as of the Record Date.  If a bank, broker or other nominee holds your shares, you must obtain a legal proxy ballot card to vote at the meeting.  Please contact your financial advisor for instructions on obtaining a legal proxy ballot card.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only that entity can sign a proxy ballot card with respect to your shares and only after receiving your specific instructions.

ITEM 1:  DIRECTORS' PROPOSAL TO ELECT ONE (1) DIRECTOR TO THE BOARD OF DIRECTORS FOR A TERM OF THREE (3) YEARS.

Directors serve the Corporation until a successor has been elected and qualified, or until the earliest of their death, resignation or retirement.  The Corporation expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected.  If any nominee is unable to serve if elected, proxies will be voted in favor of the remainder of those nominated.

The Board of Directors has nominated E. Barger Miller III to serve a term that will expire December 31, 2007. Consistent with the Corporation's stated goal to maintain a majority of independent Directors on the Board of Directors, Mr. Boyce and Mr. Dittmar will serve as executive Directors and Mr. Brush, Mr. Close and Mr. Miller will serve as independent non-executive Directors.

On the following pages are short biographical narratives, which outline the principal occupation and certain other information, set forth regarding the members of the Board of Directors.

Your Board of Directors unanimously recommends that you vote "FOR" to elect the nominee for the Board of Directors, as herein nominated.

BOARD OF DIRECTOR MEMBERS

Richard G. Boyce

Mr. Boyce is currently serving on the Corporation's Board of Directors and additionally in the executive capacity as Chief Operating Officer of the Corporation.  He has been nominated to serve a three-year term if elected at the Annual Meeting. In addition to his activities with the Corporation, Mr. Boyce maintains an active geological consulting practice in Dallas, Texas.

Prior to his involvement with the Corporation, Mr. Boyce began his career as a geophysicist for The Superior Oil Company with early training at the Geoscience Laboratory in Houston, Texas. In l980, Mr. Boyce transferred to Midland, Texas to continue working for Superior Oil Company until 1983.  During his ten year career in the Permian Basin, Mr. Boyce also worked for both Conquest Exploration Inc. and Hunt Oil Company. In 1991, Mr. Boyce transferred to Dallas, Texas where he served as the Chief Geophysicist for Hunt Oil Company and in 1992 was appointed the Exploration Manager for the Yemen Hunt Oil Company and the Exploration Vice President of the Hunt Oil subsidiaries, Ethiopia Hunt Oil and Jannah Hunt Oil. In l996, Mr. Boyce left Hunt Oil Company and started Exploration Consultants, a geoscience consulting partnership and in 1997, formed Partners In Exploration, LLC, an exploration partnership that generated exploration opportunities in South Louisiana under a joint venture agreement with Pioneer Natural Resources, Inc.

In 1999, Mr. Boyce joined the predecessor company of EnDevCo, Inc. through a merger of assets of Partners In Exploration, LLC in exchange for Common Shares.  These assets included a 50% interest in the lucrative Block 20 exploration area located in the Republic of Yemen.  Following his merger with the Corporation, Mr. Boyce was responsible for; negotiation of the Block 20 Production Sharing Agreement with the Yemen government, securing Occidental Petroleum as a major industry financial partner and the successful implementation of a major 3D seismic campaign in Block 20. In 2001, Mr. Boyce resigned from the Corporation and resumed his geological consulting practice under the name of dB, LLC.  During 2001 and through 2002, Mr. Boyce led a highly contested proxy campaign for control of the Corporation.  At the Annual Shareholders Meeting held in the fall of 2002, the shareholders of the Corporation elected an entirely new Board of Directors, including Mr. Boyce to replace the previous Board of Directors and executive management of the Corporation. Since that time, Mr. Boyce has served the Corporation as a member of the Board of Directors and in positions of management including President and Chief Operating Officer.

Mr. Boyce graduated from the Colorado School of Mines in l978 with a Bachelor of Science degree in Geophysical Engineering.  He is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Association of International Petroleum Negotiators and is a registered Professional Geoscientist with the State of Texas, License #2179.

Pursuant to the disclosure requirements under Item 401 of Regulation S-K of the Securities Act of 1933, the Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975, during the previous five years, Mr. Boyce has not made a personal or corporate petition for protection under either Federal or State bankruptcy laws.  Mr. Boyce has not been involved in any criminal proceedings either past or pending.  Mr. Boyce has never been the subject of any order, judgment or decree relating to his engaging in any business, including but not limited to any activities regarding the sale or purchase of any security or commodity regulated by either Federal or State authorities.

John A. Brush

Mr. John A. Brush is currently serving as a non-executive independent director of the Corporation and is nominated to serve a two-year term if elected at the Annual Meeting.  Mr. Brush brings the experience and depth of a distinguished twenty-two year career in oil and gas law to the Board of Directors.

Mr. Brush is currently employed as Senior Contracts Administrator for Computer Sciences Corporation located in Houston, Texas.  Computer Sciences Corporation ("CSC") is a large information technology corporation that is a leader in the field of outsourcing information technology to a worldwide client base.

Prior to joining CSC, Mr. Brush was in private legal practice for five years.  His clients included large and small oil and gas exploration and production companies, entrepreneurs and foreign government agencies.  Earlier, Mr. Brush served as Vice President and General Counsel for Forcenergy, Inc. ("Forcenergy").  While serving in this capacity, Mr. Brush designed and implemented land acquisition and marketing strategies and managed day to day legal issues on a corporate level that included coordination of multiple outside legal firms in a wide variety of cases.  In addition, Mr. Brush evaluated government marketing, transportation and royalty regulations that had a significant impact on company operations and profitability.  During his tenure at Forcenergy, Mr. Brush coordinated a $60 million dollar initial public offering ("IPO") of the company's stock and simultaneously coordinated the merger of the company with a privately held independent oil company.

Mr. Brush has extensive experience in business development activities having worked over nineteen years with several premier independent oil and gas companies including Apache Corporation, Hamilton Brothers Oil Co., The Superior Oil Company and Michigan Wisconsin Pipe Line Company.  Areas of experience in this environment include dealing with multinational corporations, various U.S. and foreign government agencies and ministries, opposing counsels, co-venturers, insurers and financial institutions.  Mr. Brush's legal experience during this time include joint operating agreements, oil and gas exploration concessions, natural gas, oil, sulfur and liquids sales royalties, processing plant agreements, joint bidding agreements, farmout agreements, settlement agreements, public offerings and private financing, risk management including hedging strategies, acquisitions, divestitures and mergers.  Mr. Brush also has extensive experience marketing oil, natural gas, liquids and sulfur in the United States, Asia, Canada and Europe, having been responsible for marketing over 12,500 barrels of crude oil and 120 million cubic feet of gas production daily that generated annual revenues in excess of $175 million dollars.

In addition to his domestic experience, Mr. Brush's international experience includes review and negotiation of deals in Albania, Aruba, Australia, Bangladesh, Belize, Brazil, Canada, Cameroon, Chile, Croatia, Dagastan, Ecuador, Egypt, England, Equatorial Guinea, Eritrea, Gabon, Ghana, India, Indonesia, Malaysia, Netherlands, Norway, Peru, Scotland, Suriname, Thailand, Turkey and Venezuela.

John A. Brush graduated from the South Texas College of Law, Houston, Texas with a Juris Doctorate Degree.  Mr. Brush completed his undergraduate studies at the University of Michigan, receiving a Bachelor of Arts degree in Political Science.  Mr. Brush has been admitted to the State Bar of Texas and is a member of the American Bar Association and the Houston Bar Association.  He is also a member of the American Corporate Counsel Association, the American Association of Professional Landmen, the Association of International Petroleum Negotiators, the Natural Gas Association of Houston and New Orleans and the Houston Producers Forum.

Pursuant to the disclosure requirements under Item 401 of Regulation S-K of the Securities Act of 1933, the Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975, during the previous five years, Mr. Brush has not made a personal or corporate petition for protection under either Federal or State bankruptcy laws.  Mr. Brush has not been convicted in any criminal proceedings either past or pending.  Mr. Brush has never been the subject of any order, judgment or decree relating to his engaging in any business, including, but not limited to any activities regarding the sale or purchase of any security or commodity regulated by either Federal or State authorities.

Charles R. Close

Mr. Charles R. Close is currently serving as a non-executive independent director of the Corporation and is nominated to serve a two-year term if elected at the Annual Meeting.  Mr. Close brings the experience and depth of a distinguished career in accounting and taxation expertise specific to the energy business to the Board of Directors.

Mr. Close is the owner of Close & Associates, PC ("Close & Associates"), and a certified public accounting practice located in Houston, Texas that specializes in the energy industry.  Mr. Close has been continuously employed in that practice for ten years.  The business activities of Close & Associates focus on tax financial reporting issues, federal and state tax planning and compliance, transaction analysis and support, and federal and state audit support for several large public independent oil and gas companies and drilling and oilfield service companies.  Close & Associates also provides full financial support for a privately owned energy service company, including the oversight and preparation of the daily accounting operations, preparation of the monthly financial package, preparation of annual operating budgets, and management of working capital.  Other management duties include business development, contract negotiations, and strategic planning.

Prior to starting Close & Associates in 1993, Mr. Close enjoyed a successful tenure at Price Waterhouse in Texas.  During his time at Price Waterhouse, Mr. Close advanced from the position of Staff Accountant through the positions of Consultant, Manager and ultimately served as the Senior Tax Manager in the Petroleum Industry Services Group.  Responsibilities included tax planning, consultation and compliance for large oil and gas exploration and production companies and for a wide variety of oil field service companies.

Mr. Close graduated from the University of Texas in 1980 with a Bachelor's Degree of Business Administration (Accounting) and is a Certified Public Accountant.  He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Pursuant to disclosure requirements under Item 401 of Regulation S-K of the Securities Act of 1933, the Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975, during the previous five years, Mr. Close has not made a personal or corporate petition for protection under either Federal or State bankruptcy laws.  Mr. Close has not been convicted in any criminal proceedings either past or pending.  Mr. Close has never been the subject of any order, judgment or decree relating to his engaging in any business, including, but not limited to any activities regarding the sale or purchase of any security or commodity regulated by either Federal or State authorities.

Chris A. Dittmar

Mr. Dittmar is currently serving on the Corporation's Board of Directors and additionally in the executive capacity as Chief Executive Officer and Corporate Secretary of the Corporation.  He has been nominated to serve a three-year term if elected at the Annual Meeting.  In addition to his activities with the Corporation, Mr. Dittmar is the Chief Executive Officer of Alliance Energy Corporation ("Alliance").  Alliance is a privately held family corporation currently engaged in oil and gas exploration and production and power development on an international basis.

Mr. Dittmar was the Chairman, President and CEO of Xavier Corporation from 1993-1997.  Xavier was an independent exploration and production corporation principally engaged in the acquisition and development of natural resources in the Former Soviet Union.  Xavier entered into joint ventures and technical service agreements with Russian entities for the exclusive exploration, production, processing and marketing of oil and gas reserves in excess of two billion barrels.  While with Xavier, Mr. Dittmar developed the corporate business plan and raised in excess of $100 million dollars of debt and equity financing for its implementation.  Mr. Dittmar also has extensive experience recruiting and managing senior management teams required to implement large-scale international operations.

Prior to 1993, Mr. Dittmar operated a private investment entity for family oil and gas investments and has held previous positions as Assistant Controller for Occidental Chemical Company and Audit Manager for Occidental Petroleum Corporation as well as a Senior Accountant at Aluminum Company of America.

Mr. Dittmar graduated from Cleveland State University, Cleveland, Ohio with a Juris Doctor. Mr. Dittmar completed his undergraduate studies at Iowa State University graduating with a Bachelor of Science in Economics and Finance.

Mr. Dittmar has not made a personal or corporate petition for protection under either Federal or State bankruptcy laws.  Mr. Dittmar has not been convicted in any criminal proceedings either past or pending.  Mr. Dittmar as part of a settlement agreement under the Texas Solid Waste Disposal Act ("TSWDA") (entered into because of the uncertainty and costs of litigation, which is not to be construed as an admission of liability or a violation of the TSWDA under the terms of the settlement agreement) agreed to be permanently enjoined from owning, operating or otherwise participating in the operation of any (1) commercial, industrial or hazardous waste management facility and/or business, (2) waste water treatment facility and/or business, or (3) industrial or hazardous waste treatment, storage or disposal business in the State of Texas and paid a required $10,000 civil penalty, but has never been the subject of any other order, judgment or decree relating to his engaging in any business, including, but not limited to any activities regarding the sale or purchase of any security or commodity regulated by either Federal or State authorities.

E. Barger Miller III

Mr. Miller is currently serving as an independent non-executive member of the Corporation's Board of Directors as Chairman of the Board.  He is the President of E. B. Miller & Co. ("Miller & Co.), which provides business development consulting and investment banking/project finance assistance with an emphasis on Latin American projects. Based in Houston, Texas, Miller & Co. is involved in various international oil and gas projects including a 2,500 barrel per day refinery in Bolivia.

Mr. Miller's experience spans a career of over forty years in all aspects of oil and gas development including experience with Exxon Corporation, USA as an engineer, business analyst and products trader.  He has also worked extensively for approximately half of his career in the investment banking and venture capital markets with both private and public institutions with a focus on private placements, project financings, debt and equity financing, leveraged buyouts, divestitures and acquisitions.  Additionally, Mr. Miller has served in the position of President, CEO and Director of Minden Oil and Gas, Inc., which was an independent exploration and production company.

Mr. Miller graduated from Northwestern University, Chicago, Illinois with an MBA in Finance and from Stanford University, Palo Alto, California with a B.S. in Chemistry.

Pursuant to disclosure requirements under Item 401 of Regulation S-K of the Securities Act of 1933, the Securities Exchange Act of 1934 and Energy Policy and Conservation Act of 1975, during the previous five years, Mr. Miller has not made a personal or corporate petition for protection under either Federal or State bankruptcy laws.  Mr. Miller has not been convicted in any criminal proceedings either past or pending.  Mr. Miller has never been the subject of any order, judgment or decree relating to his engaging in any business, including, but not limited to any activities regarding the sale or purchase of any security or commodity regulated by either Federal or State authorities.

Litigation Involving Nominees for Board of Directors

Adair International Oil & Gas, Inc. vs. John W. Adair, Jalal Alghani and Vivian Quintero vs. Adair International Oil & Gas, Inc., etal - Cause No. 2001-63909, 55th District Court, Harris County, Texas.

The Corporation's claims in the suit against John W. Adair ("Adair"), Jalal Alghani ("Alghani") and Vivian Llerena Quintero ("Quintero") involve allegations of fraud, conspiracy and breach of fiduciary duties owed to the Corporation by Mr. Adair and Mr. Alghani while they were Officers and Directors of the Corporation prior to their removal from the Board of Directors at the Corporation's annual shareholders meeting on August 5, 2002. The Corporation's claims in the suit against Ms. Quintero involve allegations of fraud, conspiracy and breach of fiduciary duties while she was employed by the Corporation as office manager and personal assistant to Mr. Adair when he was Chairman and CEO of the Corporation.

After the Corporation's claims were filed in the suit, Mr. Adair, Mr. Alghani and Ms. Quintero filed "counter claims" against the Corporation on November 9, 2002 alleging standing to sue as shareholders of the Corporation. Mr. Adair, Mr. Alghani and Ms. Quintero also filed the above described "counter claims" against Richard G. Boyce, Larry Swift, Gene Ackerman, David Crandall, Chris A. Dittmar, John A. Brush, Charles R. Close, and Shareholders Committed to Restoring Equity Group, Inc. ("SCORE Group").

The Corporation subsequently filed a motion for summary judgment on April 29, 2003 and the Court on July 11, 2003 again by clarified ruling on September 23, 2003, ordered the Corporation's motion for summary judgment be granted as to all claims in Defendant's / Counter Plaintiff's second amended petition, including the claim of conspiracy to commit defamation, with the exception of the common law defamation claim against the Corporation, the SCORE Group, and Mr. Boyce. The Board of Directors has determined it is the best interest of the Corporation to assume the defense of the SCORE Group and Mr. Boyce and to indemnify same in its defense of this sole remaining allegation filed by Mr. Adair, Mr. Alghani and Ms. Quintero.

The Corporation on August 23 and September 4, 2003 filed amended petitions adding the additional Defendants Chase Mellon Shareholder Services, Inc., Mellon Investor Services, LLC, U.S. Stock Transfer Corporation, Union Securities, Ltd., Merrill, Lynch, Pierce, Fenner & Smith, Inc., Tatiana Roa, Braden, Bennick, Goldstein, Gazaway, & Co., Jack Sisk & Co, Jackson & Rhodes, P.C., John W. Adair, Jalal Alghani and Vivian Llerena Quintero and their co-conspirators, jointly and severally, and in favor of the Corporation for the sum of up to five hundred million dollars ($500,000,000) in actual damages and punitive damages against each of said Defendants as assessed by the jury and for such other and further relief to which the Corporation may show to be justly entitled.

Discovery in this case was ongoing before the change of control of the Corporation occurred as a result of the Annual Shareholders Meeting on August 5, 2002. Since that time and as a result of adding additional parties to the lawsuit as described in the preceding paragraph, extensive additional discovery regarding the facts of this case have been undertaken by the new parties to the lawsuit. The Corporation and Mr. Boyce have provided responses to all requested discovery. The Corporation will continue to vigorously pursue this case and has engaged expert witnesses to provide testimony regarding certain aspects of this case. The Court has set a trial date in May, 2005.

The Corporation is or could become a party to various claims and litigation. Although no assurances can be given, the Corporation recognizes, based on its experience to date, that the ultimate resolution of such items, individually or in the aggregate, could have a material adverse impact on the Corporation's financial position or results of operations.

Beneficial Share Ownership of Nominees for Board of Directors

The following table sets forth information concerning the beneficial ownership of Common and Preferred Shares as of July 1, 2004 for: (a) each Director and nominee for Director of the Corporation, (b) the persons who served in positions as Officers of the Corporation and (c) the Directors and Officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
	Common Shares	Preferred Shares	Common Shares **	Preferred Shares ***

Richard G. Boyce *	2,503,752	517,500	1.33	11.06
John A. Brush	None	57,500	None	1.23
Charles R. Close	None	57,500	None	1.23
Chris A. Dittmar	None	485,000	None	10.37
E. Barger Miller III	None	25,000	None	0.53
Ernest B. Miller IV	25,000	15,000	0.01	0.32
Larry Swift	None	276,000	None	5.90
Directors and Officers Total	2,528,752	1,433,500	1.35	30.65

* All nominees' addresses are 2425 Fountainview Drive, Suite 215, Houston, Texas 77057.
** Total of 188,000,000 Common Shares issued and outstanding.
*** Total of 4,676,943 shares of "Series A" Preferred Shares issued and outstanding.

Name	Age	Position
Richard G. Boyce	50	Director, COO, EnDevCo, Inc., Houston, TX
John A. Brush	49	Independent Director, EnDevCo, Inc. and Senior Contracts Administrator, Computer Sciences Corp., Houston, TX
Charles R. Close	45	Independent Director, EnDevCo, Inc., and Owner and Certified Public Accountant, Close & Associates, Houston, TX
Chris A. Dittmar	57	Director, CEO and Corporate Secretary, EnDevCo, Inc., Houston, TX
E. Barger Miller III	65	Independent Director, Chairman, EnDevCo, Inc., Houston, TX, Founder and President, E.B. Miller & Co., Houston, TX
Ernest B. Miller IV	35	Vice President Finance, EnDevCo, Inc., Houston, TX
Larry Swift	50	CFO and Assistant Corporate Secretary, EnDevCo, Inc., Houston, TX

Directors of the Corporation are elected annually.  Officers of the Corporation are selected by the Board of Directors and serve at the pleasure of the Board.  None of the nominees for Director serves on the Board of Directors of any other company that is a reporting company under the Securities Exchange Act of 1934.  No person nominated to serve as a Director is related to any other Director of the Corporation.

Beneficial Ownership of Others Known to Hold More than 5% interest in the Corporation

The following table sets forth certain information with respect to the beneficial ownership of Common Shares at that time by each person who was known to the Corporation to beneficially own more than 5% of the outstanding Common Shares.  Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares shown.  This information is presented as reported by the Corporation's Form 10K/SB filed with the SEC for the fiscal year ended December 31, 2003.

	Beneficial Owner	Amount and Nature of
Title of Class		Beneficial Ownership	Percent of Class
Common Shares	John W. Adair	9,895,101	5.2%

Executive and Director Compensation

The Board of Directors of the Corporation by corporate resolution has set the following compensation schedules for executives and directors:

Director's compensation has been set at $30,000 annually, such compensation to be payable with Series "A" Preferred Shares.

For the executive position of CEO and Corporate Secretary, Mr. Dittmar's compensation has been set at $240,000 annually, such compensation to be payable with Series "A" Preferred Shares.  For the executive position of COO, Mr. Boyce's compensation has been set at $240,000 annually, such compensation to be payable with Series "A" Preferred Shares.  For the executive position of CFO, Mr. Swift's compensation has been set at $144,000.  For the executive position of Vice President Finance, Mr. Miller's compensation has been set at $180,000, such compensation to be payable with Series "A" Preferred Shares.

Executives have no 401(k) or retirement plan through the Corporation.

The following table reflects the current Directors and Officers compensation for services to the Corporation through June 30, 2004.

Name	Director Salary	Officer Salary	Total Compensation
Richard G. Boyce	$ 15,000	$ 120,000	$ 135,000
John A. Brush	15,000	0	15,000
Charles R. Close	15,000	0	15,000
Chris A. Dittmar	15,000	120,000	135,000
E. Barger Miller III	15,000	0	15,000
Ernest B. Miller IV	0	15,000	15,000
Larry Swift	0	72,000	72,000
Total	$ 75,000	$ 327,000	$ 402,000

Code of Ethics for Senior Financial Officers of the Company

The Company has recently adopted a Code of Ethics for Senior Financial Officers of the Company that reflects our standing policies and contains additional policy initiatives. The Company requires all its senior financial officers to adhere to the Code of Ethics for Senior Financial Officers of the Company in addressing the legal and ethical issues encountered in conducting their work. The Code of Ethics for Senior Financial Officers of the Company requires that senior financial officers avoid conflicts of interest, comply with securities laws and other legal requirements and conduct business in an honest and ethical manner. The Company conveys to its senior financial officers both their obligations and responsibilities under and the importance of the Code of Ethics for Senior Financial Officers of the Company.

Senior financial officers are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics for Senior Financial Officers of the Company. The Company has established procedures for receiving, retaining and treating complaints received regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has made available to stockholders the Code of Ethics for Senior Financial Officers of the Company on its website at www.endevcoinc.com or a copy can be obtained by writing to the Company Secretary, 2425 Fountainview, Suite 215, Houston, Texas 77057. Any change to or waiver from the Code of Ethics for Senior Financial Officers of the Company will be immediately disclosed on the Company's website at www.endevcoinc.com.

ITEM 2:  DIRECTORS' PROPOSAL TO IMPLEMENT A REVERSE SHARE SPLIT

The Board of Directors did not exercise the authority to implement a reverse share split granted by the Corporation's shareholders by vote at the annual meeting of the Corporation held on September 12, 2003.  The Board of Directors is seeking to extend its authority to implement such reverse share split at any time in the future, without limitation.  In addition, notwithstanding approval of this proposal by the shareholders, the Board of Directors may in its sole discretion, determine not to implement such reverse share split, and abandon it without further action by the Corporation's shareholders. If the amendment is adopted, it will become effective upon filing of an amendment to the Corporation's Restated Certificate of Incorporation with the Secretary of State of Texas in the form included herein as Appendix B.

Background

The Corporation has been a public company trading on the NASDAQ Over-the-counter Bulletin Board since 1997. During that time, the Common Shares have traded over a very wide spectrum of prices, ranging from over $3.00 during 2000 to $0.01 during 2004.  Most of this fluctuation is due to market speculation concerning the future of the Corporation as major projects were announced.  The OTC Bulletin Board is a particularly volatile market place due to the historically more relaxed trading rules on this exchange.

The Board of Directors believes it is in the best interest of the long-term value of the Common Shares to meet the requirements to list with one of the major stock markets in the U.S. - those being the American Stock Exchange, the NASDAQ Exchange or the New York Stock Exchange.  By listing on one of these stock exchanges, the Common Shares will achieve wider exposure to the market place and over time will become desirable for certain large private investors and institutional investment funds.

As an example, among other requirements, the initial listing standards established by the NASDAQ National Market System requires that the minimum bid price for the Common Shares is $5.00 per share before it can be listed on the exchange.  In order to achieve this goal, unless the per-share price of the Common Shares has risen to this level, the Corporation would need to raise its per-share price by proportionately reducing the number of outstanding common shares.  This roll back of the total number of outstanding shares and the subsequent proportionate increase in the share price is best implemented when other fundamental economic elements of the Corporation's balance sheet warrant making the decision to implement the reverse share split.  Therefore, the Board of Directors believes that it is in the best interests of the Corporation's shareholders for the Board of Directors to obtain the authority to implement a reverse share split.

It is highly possible based on historical market information that immediately after the Corporation implements a reverse share split, the market value of the Common Shares might decline a significant amount due to an over supply of sellers relative to buyers seeking to purchase the Common Shares at their new price.  This decline can be temporary or permanent, as there is no way to predict how the market place will react.  Consequently, the Board of Directors has established a reverse share split target price of $8.00 per share.  This target price is the price the Board of Directors will utilize to establish the reverse share split ratio.

Given that the decision to implement a reverse share split is dependent on a wide variety of financial and market factors, it is not possible to define at this time the exact reverse share split ratio that might be selected by the Board of Directors.  The table below (included for purposes of illustration only) demonstrates the range of ratios that might be considered based on a single combination of factors that only include a target Common Share price of $8.00 per share and the fair market price ("FMP") of the Common Shares at the time of the reverse share split.

FMP	Target Price	Reverse Share Split Ratio	Shares Outstanding	Authorized Total Shares
$ 0.3200	$ 8.00	1:25	7,520,000	500,000,000
$ 0.2650	$ 8.00	1:30	6,266,667	500,000,000
$ 0.2280	$ 8.00	1:35	5,371,429	500,000,000

It is important to note that the final reverse share split ratio selected by the Board of Directors will take into account other factors beyond the simple target price of the Common Shares.  These factors will include, but are not limited to:

  The financial outlook of the Corporation based on the likelihood of active and anticipated projects in the Business Plan coming to fruition.
  The market conditions prevailing in the overall stock market at the time of the decision.
  The Corporation's selection of a stock exchange and the desired target Common Share price.
  The requirements of institutional investors and market makers with respect to the Common Share price.
  Other financing needs of the Corporation.

The Board of Directors believes that to achieve the desired results of a reverse share split, the Board of Directors must have already received authorization from the Corporation's shareholders, so that when the Corporation's financial situation, demand for the Common Shares and the opportunity to raise capital at attractive rates coincide, the Board of Directors will have the ability to immediately implement a reverse share split in a timely fashion that will maximize the benefit to shareholders without the need for additional shareholder approval.  The importance of timing in financial markets cannot be overstressed.  The Board of Directors believes that to wait for such conditions as discussed above to occur first, then to have to incur the significant time delay and additional expense to secure shareholder approval will likely prevent the Board of Directors from recapitalizing the Corporation for the benefit of the shareholders.

If the shareholders approve this proposal, the Board of Directors will only implement a reverse share split that in their sole discretion is in the best interests of the Corporation's shareholders at the time of implementation.  In connection with any such determination, the Board of Directors will set the timing for such a reverse share split and select the specific ratio for the reverse share split. No further action on the part of the shareholders will be required to either implement or abandon the reverse share split.

Certain Risk Factors Associated with the Reverse Share Split

There can be no assurance that the total market capitalization of the Common Shares (the aggregate value of all of the Common Shares at the then market price) after the proposed reverse share split will be equal to or greater than the total market capitalization before the proposed reverse share split or that the per share market price of the Common Shares following the reverse share split will either equal or exceed the current per share market price.

If the reverse share split is implemented, the resulting per-share price may not attract institutional investors or investment funds and may not satisfy the guidelines for the Corporation to become listed on a major stock exchange. A decline in the market price of the Common Shares after the reverse share split may result in a greater percentage decline than would occur in the absence of a reverse share split, and the liquidity of the Common Shares could be adversely affected following such a reverse share split.

Material Effects of the Proposed Reverse Share Split

If approved and implemented, a reverse share split will be realized simultaneously for all of the Common Shares and the reverse share split ratio will be the same for all of the Corporation's shareholders.  The reverse share split will affect all shareholders uniformly and will not affect any shareholder's percentage ownership interest in the Corporation, except to the extent that the reverse share split may result in certain shareholders owning a fractional share and/or less than an even hundred round lot of shares.  If the reverse share split produces a result where a shareholder holds a fractional share and/or less than an even hundred round lot of Common Shares, the shareholder's holding will be rounded up to the next even hundred round lot of share at no cost to the shareholder.  The table below (included for purposes of illustration only) demonstrates a hypothetical shareholder holding, hypothetical reverse share split ratios, calculated shareholder holding after each hypothetical reverse share split ratios and the final shareholder holding after the rounding up to the next even hundred round lot of shares.

Hypothetical Shareholder Holding	Hypothetical Reverse Share Split Ratio	Calculated Shareholder Holding	Final Shareholder Holding
1,279 Shares	1:3	426.33	500
1,279 Shares	1:5	255.80	300
1,279 Shares	1:8	159.87	200

Because the number of authorized shares of the Corporation will not be reduced, the reverse share split will increase the Board of Director's ability to issue authorized and un-issued Common Shares without further shareholder approval.

The principal effect of a reverse share split will be that:

  The number of shares outstanding of the Corporation's Common Shares will be reduced from 188 million Common Shares to some lesser number as proportionately reduced by the reverse share split ratio determined by the Board of Directors, and;
  The number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into shares of the Corporation's Common Shares will be reduced proportionately based upon the reverse share split ratio selected by the Board of Directors, and;
  After the reverse share split, the Corporation's total authorized common shares will remain at 500,000,000 and preferred shares will remain at 5,000,000 unless the shareholders approve an increase to 10,000,000 preferred shares at this Annual Meeting.

Your Board of Directors unanimously recommends that you vote "FOR" the proposal to implement a reverse share split.

In the event that this proposal does not receive shareholder approval, no reverse share split will be authorized or implemented.

ITEM 3:  DIRECTORS' PROPOSAL TO RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

On January 1, 2004, the Corporation appointed the accounting firm of Clyde Bailey, P.C. ("Clyde Bailey") 10924 Vance Jackson, Suite 404, San Antonio, Texas 78230 as independent accountants for fiscal 2004.

Audit Fees

Clyde Bailey has billed the Corporation $9,150.00 in the aggregate, for conducting the audit of the Corporation's annual financial statements on SEC Form 10K for fiscal 2003 and for the review of the Corporation's quarterly financial statements on the SEC Form 10-Q for fiscal 2004.

Financial Information Systems Design and Implementation

No fees have been paid by the Corporation to Clyde Bailey, or any other Financial Services firm for consulting with regard to Financial Information Systems Design and Implementation.

All Other Fees

No other fees have been paid by the Corporation to Clyde Bailey or any other Financial Services firm for any other purpose.

Upon the recommendation of the Corporation's management, the Board of Directors has unanimously reappointed Clyde Bailey as the independent public accounting firm to audit the Corporation's financial statements for the fiscal year 2004, beginning January 1, 2004.

Your Board of Directors unanimously recommends that you vote "FOR" the appointment of Clyde Bailey, P.C. as the Corporation's independent public accountant for fiscal 2004.

ITEM 4: APPROVAL TO INCREASE THE NUMBER OF AUTHORIZED SERIES "A" PREFERRED SHARES TO TEN (10) MILLION SHARES

The Board of Directors has unanimously adopted, subject to shareholder approval Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, as set forth in Appendix B, which will increase the number of Series "A" Preferred Shares to 10,000,000 shares.  The additional preferred shares to be authorized by adoption of the amendment would have rights identical to the currently outstanding preferred shares of the Corporation.  Adoption of the proposed amendment and issuance of Common Shares would not affect the rights of holders of currently outstanding preferred or Common Shares of the Corporation, except for the effects incidental to increasing the number of shares of the Common Shares outstanding upon the preferred shareholder's conversion of preferred shares to common shares.  These effects include dilution of earnings per share and voting rights of current holders of Common Shares.  If the amendment is adopted, it will become effective upon filing of the amendment to the Corporation's Restated Certificate of Incorporation with the Secretary of State of the State of Texas.

By authorizing additional Series "A" Preferred Shares, the Board of Directors is seeking to provide additional flexibility to use its capital for business and financial purposes in the future.  The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, raising capital, establishing strategic partnerships with other companies, expanding the Corporation's business through acquisition, and providing equity incentives to employees, officers, and directors.  The Corporation has no current definitive plans for the additional 5,000,000 preferred shares.

Your Board of Directors unanimously recommends that you vote "FOR" the approval to increase the number of authorized Series "A" Preferred Shares to ten (10) million shares.

ITEM 5:  Approval to require all shareholders to exchange their existing COMMON share certificates FOR new common share certificates registered in the Corporation's current name, EnDevCo, Inc.

The Board of Directors is aware that the Corporation as of August 6, 2004 has a minimum of 5,047,359 "phantom common shares" in the marketplace as a result of naked short selling by European investors.  It believes delisting from all foreign stock exchanges and instituting a share exchange program is the most efficient and cost effective method to restore the integrity of the Corporation's issued and outstanding Common Shares. Thus, the Board of Directors has unanimously adopted a resolution, attached as Appendix C, which recommends that the shareholders approve a Common Share certificate exchange.  This will require all common shareholders, upon notice by the Board of Directors, to exchange their existing Common Share certificates and receive a new Common Share certificate registered in the Corporation's current name, EnDevCo, Inc.  The Corporation will bear all expenses associated with the Corporation's designated Transfer Agent in such exchange.  All Common Shares not tendered for exchange to the Corporation's designated Transfer Agent within ninety (90) days after notice of the exchange by the Board of Directors will have a "STOP" order placed on such Common Shares by the Corporation's designated Transfer Agent.  Common Shares not exchanged will NOT be allowed to trade until such time as the beneficial owner(s) of those Common Shares tender their Common Shares to the Corporation's designated Transfer Agent for exchange and removal of the STOP order.

Your Board of Directors unanimously recommends that you vote "FOR" the approval to require all shareholders to exchange their existing common share certificates for new common share certificates registered in the Corporation's current name, EnDevCo, Inc.

ITEM 6:  OTHER MATTERS TO BE PRESENTED

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the Annual Meeting, and the Corporation has not received timely notice from any shareholder of intent to present a proposal at this Annual Meeting.  In order for a shareholder proposal to be formally considered at this Annual Meeting and included in this Proxy Statement, the proposal must have been received in writing by the Corporation at its executive offices on or before December 31, 2003.  On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

Shareholder Communications with the Board

Any shareholder wishing to communicate with the Board of Directors may do so by writing to the Board of Directors at the Company's principal address of 2425 Fountainview, Suite 215, Houston, Texas 77057. Any shareholder communication so addressed, unless clearly of a marketing nature, will be delivered unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the Board of Directors.

Proposals of Shareholders

A proposal of a shareholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than April 4, 2005, if the shareholder making the proposal desires such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.  The Company has also adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by shareholders at an annual meeting of shareholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary of the prior annual meeting.  In order to be timely for next year's annual meeting, such notice must be delivered between July 2, 2005, and August 1, 2005.  If such timely notice of a shareholder proposal is not given, the proposal may not be brought before the annual meeting.  If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the Company may exercise discretionary voting authority over proxies with respect to such proposal if presented at the annual meeting.

BUSINESS PLAN

Executive management is following a Business Plan (see Note 1) designed to recapitalize and revitalize the Corporation.  The Corporation is involved in several natural resource development projects that transcend the traditional business scope of oil and gas exploration and production.  These activities include production of oil and gas from interests held by the Corporation in the United States and Colombia.  The Corporation is also pursuing the development of a potassium chloride mineral deposit and is investigating an investment in the development of new technologies for the enhancement of oil and gas production, utilizing that technology to gain leverage in the purchase of domestic natural gas production.  The Nominees for the Board of Directors if elected will modify this Business Plan as appropriate subject to their fiduciary duties to the Corporation's shareholders.

OIL AND GAS EXPLORATION AND DEVELOPMENT

The Corporation is pursuing oil and gas exploration and development opportunities in both domestic and international venues.  Domestically, the Corporation has secured certain development rights in two blocks in the Gulf of Mexico that will provide it with the opportunity to participate in the drilling of low risk development wells. As a result of recently acquired 3D seismic data which has been integrated with previously known geological and engineering data, several low risk development drilling opportunities have been identified.  The Corporation also has negotiated an option to purchase producing properties in Oklahoma along with a local pipeline and gas gathering system.  The option also includes the purchase of a significant new lease position which will support a multi-well development drilling program.  Participation in these types of relatively low risk and low cost wells will provide near term cash flow to support the activities of the Corporation.

Internationally, the Corporation has identified several other exploration projects that carry significant upside potential (although at higher risk).  The Corporation currently holds an option agreement for certain exploration rights in the Rio Magdalena Valley of Colombia. Our exploration teams are also evaluating other opportunities located in Canada, South America, and Europe.

Note 1 - The Corporation's Business plan includes certain forward-looking statements.  The forward-looking statements reflect the Corporation's expectations, objectives and goals with respect to future events and financial performance.  They are based on assumptions and estimates, which we believe are reasonable.  However, actual results could differ materially from anticipated results.  Important factors that may impact actual results include, but are not limited to commodity prices, political developments, legal decisions, market and economic conditions, industry competition, the weather, changes in financial markets and changing legislation and regulations.  The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 21E of the Securities and Exchange Act of 1934, as amended.

Gulf of Mexico - The Corporation currently holds a farm-in agreement to drill to earn an undivided 50% interest in Eugene Island Block 294 ("EI Block 294") and an option to participate in an undivided 50% interest in Chandeleur Block 14, both Blocks located in Federal OCS waters offshore Louisiana.  Geophysical analysis of recently acquired 3D seismic data on EI Block 294 map several low risk prospects above 6,000 feet.  The Corporation anticipates that funding will be available to drill these prospects on or before the first quarter of 2005.  If successful, these prospects will provide near term cash flow to support the activities of the Corporation.

Cherokee Platform, Oklahoma - The Corporation has negotiated an option to purchase a shallow natural gas development project located in S.E. Oklahoma.  The project consists of the purchase of twenty vintage wells some of which exhibit historical gas production and seven newly drilled wells that have been completed in shallow Pennsylvanian aged gas sands.  The option also covers the purchase of 40 miles of gas gathering and pipeline infrastructure (which includes two taps into the ENOGEX pipeline system) and approximately 14,600 acres of new leasehold. In addition to the proven shallow sand production, many of these wells have penetrated and are currently testing completion techniques to recover natural gas from the Caney Shale interval.  The Caney Shale is a continuous deposit of gas reserves contained within a low permeability shale interval approximately 300 feet thick which is widespread over this area of Oklahoma.  New drilling and completion technologies including hydraulic fracturing and multi-lateral horizontal drilling have begun to unlock these "unconventional" gas reserves in this area. The Corporation is currently conducting technical due diligence prior to closing and has engaged an independent third party reservoir engineering company to produce a reserves report certifying the volume of proven reserves within the Pennsylvanian sand reservoirs.  There is no certainty that the Corporation will ultimately exercise this option.

Rio Magdalena Option, Colombia - The Corporation holds an option to participate in an undivided 50% interest of all rights held by Harvest Production Company, LLC in the Rio Magdalena Association Contract.  The Rio Magdalena Association Contract, comprising 58,546 hectares (144,600 acres) is situated in the Upper Magdalena River region of Colombia and is operated by Argosy Energy International.  Argosy has completed acquisition and processing of 101 kilometers of 2D seismic data which has confirmed several large structural prospects on the block.

ENERGY TECHNOLOGY DEVELOPMENT

Development and implementation of new energy technologies will become a key new business focus for the Corporation. The identification of and early participation in the implementation of these types of technologies opens several avenues for potential revenue generation and profits. In some instances, the technology can be manufactured and sold to end users once the market accepts the technology. In other instances, the technology might provide a unique competitive advantage that can be successfully leveraged by the Corporation in the acquisition and development of existing energy projects. Initially, the Corporation will limit its scope of investigation to those technologies that directly compliment the oil and gas, and power industries.

POWER GENERATION

The Corporation has management experience and expertise in the areas of power plant development, operations, and optimization.  The Corporation intends to pursue opportunities to serve as a management team representing the interests of lenders and private equity investors in control of generation assets acquired from the troubled merchant generation sector.

Appendix A

THIS PROXY IS SOLICITED ON BEHALF OF THE

ENDEVCO, INC.

IN SUPPORT OF THE CORPORATION'S NOMINEES TO ELECT A NEW BOARD OF DIRECTORS

THIS IS A SOLICITATION ON BEHALF OF AND IN SUPPORT OF THE CORPORATION'S CURRENT BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard G. Boyce as Proxy of the undersigned, with full power to appoint his substitute, and authorizes him to represent all Common Shares, par value $ 0.00 per share and all Series "A" Preferred Shares, par value $ 0.01 per share of ENDEVCO, INC.  ("the "Corporation") held of record by the undersigned as of the close of business on September 10, 2004, and to vote all of those shares at the Annual Meeting of the Corporation's shareholders to be held at 3000 Richmond, Suite 370, Houston, Texas 77098 at 9:30 am local time, on October 15, 2004 and at any adjournment, postponement or rescheduling thereof.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is given, this Proxy will be voted FOR the Corporation's Nominee.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Corporation's Annual Meeting and any adjournment, postponement or rescheduling thereof.  A shareholder of the Corporation wishing to vote in accordance with the Corporation's recommendations need only sign and date this Proxy card and return it in the enclosed postage-paid envelope.

The undersigned hereby acknowledges receipt of a copy of the accompanying Proxy Statement with respect thereto and hereby revokes any Proxy or Proxies heretofore given.  This is a revocable Proxy and may be revoked at any time before it is exercised.  Pursuant to Article 2.11 of the Bylaws of the Corporation this Proxy is no longer valid after eleven months from the date of its execution.

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

PROXY CARD

PROPOSAL TO ELECT AS A DIRECTOR of EnDevCo, Inc. (the "Corporation"), the following Nominee to the Board of Directors of the Corporation to serve for terms as defined herein or until their successors are elected and shall qualify.

ITEM 3: ELECTION OF DIRECTORS

Nominee	FOR	WITHHELD
	ALL	FOR ALL

E. Barger Miller III	.	.

To withhold authority to vote FOR a particular nominee; write that nominee's name below:

________________________________________________________________

		FOR	AGAINST
ITEM 2	PROPOSAL TO IMPLEMENT A REVERSE SHARE SPLIT	.	.
ITEM 3	PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT FOR FISCAL 2004	.	.
ITEM 4	PROPOSAL TO INCREASE NUMBER OF SERIES "A" PREFERRED SHARES TO 10,000,000	.	.
ITEM 5	PROPOSAL TO EXCHANGE EXISTING COMMON SHARE CERTIFICATES FOR NEW COMMON SHARE CERTIFICATES REGISTERED IN THE CORPORATION'S CURRENT NAME, ENDEVCO, INC.	.	.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Corporation's 2003 Annual Meeting and any adjournment, postponement, or rescheduling thereof.

Please sign your name exactly as shown here.  If more than one holder, each holder should sign.  When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.  If executed by a corporation or partnership, the Proxy card should be signed by a duly authorized person, indicating title or authority.

Please be sure to sign and date this Proxy.

Date:

                                                               _
Shareholder(s) signature(s)

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ENDEVCO, INC.

EnDevCo, Inc., a corporation duly organized and existing under the Texas Business Corporation Act of the State of Texas (the "Corporation"), does hereby certify that:

ARTICLE IV

The Corporation shall have the authority to issue two classes of shares, to be designated respectively, "common" and "preferred".  The total number of common shares, which the corporation is authorized to issue, is 500,000,000 shares, without par value.  The number of preferred shares is 10,000,000, each having a par value of $0.01.

At a future date, to be determined in the sole discretion of the Corporation's Board of Directors (the "Effective Time"), a number of shares determined in the sole discretion of the Corporation's Board of Directors, of the Corporation's then outstanding common shares, no par value per share (the "Old Common Shares"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share, no par value per share, of the Corporation (the "New Common Shares") hereinafter referred to as a "Reverse Share Split".

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Shares shall be issued to the holders of record of Old Common Shares in connection with the foregoing reclassification of shares of Old Common Shares.   If the Reverse Share Split produces a result where a shareholder holds a fractional share and/or less than an even hundred round lot of Common Shares, the shareholder's holding will be rounded up to the next even hundred round lot of New Common Shares at no cost to the shareholder, such shares to be issued to the shareholder of record at the Effective Time of the reclassification.

The number of New Common Shares that may be issued upon the exercise of conversion rights by holders of securities convertible into shares of the Corporation's common shares will be reduced proportionately based upon the Reverse Share Split ratio selected by the Board of Directors.  Following the Reverse Share Split, the Corporation's total authorized common shares will remain at 500,000,000.

Each share certificate held in electronic form that, immediately prior to the Effective Time, representing Old Common Shares shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Shares into which the shares of Old Common Shares represented by such certificate shall have been reclassified.  Each holder of record of a physical share certificate that represented shares of Old Common Shares shall receive, upon the required surrender of such physical share certificate to the Corporation's share transfer agent, a new share certificate representing the number of whole New Common Shares into which the Old Common Shares represented by such certificate shall have been reclassified.

The foregoing amendments were duly adopted in accordance with the Texas Business Corporation Act of the State of Texas.

IN WITNESS WHEREOF, EnDevCo, Inc. has caused this Certificate to be executed by it duly authorized officer on this the _______day of ____________, 200_.

EnDevCo, Inc.

By:       _________________________

Name:  _________________________

Title:     _________________________

APPENDIX C

EnDevCo, Inc.
A Texas Corporation

Unanimous Written Consent in Lieu of Special Meeting of the Board of Directors
Pursuant to the Applicable Section of the
General Corporation Law of Texas

The undersigned, being all of the duly elected members of the Board of Directors (the "Board of Directors") of EnDevCo, Inc., a Texas Corporation (the "Corporation"), acting pursuant to the authority vested in the Board of Directors  by the Texas Business Corporation Act, and in accordance with the provisions of the Corporation's Restated Articles of Incorporation, as amended, hereby unanimously consent in writing to the adoption of, and so hereby adopt, the following resolutions and declare them to be in full force and effect as if adopted at a regularly scheduled meeting of the Board of Directors:

WHEREAS, The Board of Directors is aware that the Corporation as of August 6, 2004 has a minimum of 5,047,359 "phantom common shares" in the marketplace as a result of naked short selling by European investors.

WHEREAS, the Board of Directors believes delisting from all foreign stock exchanges and instituting a share exchange program is the most efficient and cost effective method to restore the integrity of the Corporation's issued and outstanding Common Shares.

NOW THEREFOR RESOLVED, that the Board of Directors shall propose that the Corporation's shareholders take the following action at the annual meeting of the Corporation's shareholders on October 15, 2004 (the "Annual Meeting"):

All shareholders, upon notice by the Board of Directors, shall exchange their existing Common Share certificates and receive a new Common Share certificates registered in the Corporation's current name, EnDevCo, Inc.  The Corporation will bear all expenses associated with the Corporation's designated Transfer Agent in such exchange.  All Common Shares not tendered for exchange to the Corporation's designated Transfer Agent within ninety (90) days after notice of the exchange by the Board of Directors will have a "STOP" order placed on such Common Shares by the Corporation's designated transfer agent.  Common Shares not exchanged will NOT be allowed to trade until such time as the beneficial owner(s) of those Common Shares tender their Common Shares to the Corporation's designated Transfer Agent for exchange and removal of the STOP order.

FURTHER RESOLVED, that upon the approval of the above recommendation by a majority of the Corporation's shareholders at the Annual Meeting, the appropriate officers of the Corporation are hereby authorized, empowered and directed, for and on behalf of the Corporation to do and perform all such acts and things and to enter into, execute and deliver all such certificates, agreements, acknowledgments, instruments, contracts, statements, and other documents, that in the judgment of the officer taking such action, are necessary or appropriate to effectuate and carry out the purposes and intent of the shareholder's vote; and

FURTHER RESOLVED, that upon the approval of the above recommendation by a majority of the Corporation's shareholders at the Corporation's Annual Meeting, that all acts and deeds previously performed by any of the officers of the Corporation prior to the date of these resolutions that are within the authority conferred by the foregoing resolutions are hereby approved, ratified and confirmed as the authorized acts and deeds of the Corporation.

FURTHER RESOLVED, that if the above recommendation is not approved by a majority of the Corporation's shareholders at the Corporation's Annual Meeting, these resolutions will be of no further force or effect.